UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/11/2009

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

EXPLANATORY NOTE:

This current report on Form 8-K/A is being filed to amend our current report on Form 8-K filed on December 11, 2009 for the sole purpose of correcting the previously submitted conformed signature of Richard D. Clayton, Principal Executive Officer.

Thermo Financing Amendments

As previously reported in Raser Technologies, Inc.'s (the "Company") Current Report on Form 8-K filed on May 21, 2008, on May 16, 2008, the Company and its subsidiary, Thermo No. 1 BE-01, LLC ("Thermo"), entered into a financing commitment letter (the "Financing Commitment") with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") relating to the project financing and tax equity funding for the Thermo No. 1 geothermal power plant (the "Project").

As previously reported in the Company's Current Report on Form 8-K filed on September 5, 2008, on August 31, 2008, pursuant to the Financing Commitment, Thermo entered into several agreements (the "Thermo Financing Agreements"), whereby the Company finalized the project financing arrangements contemplated by the Financing Commitment. The Thermo Financing Agreements provided project financing and tax equity capital for the Project.

The Thermo Financing Agreements, as amended, required the Company to achieve final completion of the Project by December 4, 2009. On December 4, 2009, the parties to the Thermo Financing Agreements entered into a series of additional amendments to the Thermo Financing Agreements (the "Amendments") in order to extend the Final Completion Date, be consistent with recent tax law changes under the American Recovery and Reinvestment Act of 2009 (the "ARRA"), and redeem the equity interest held by Merrill Lynch in Thermo.

At the time the Amendments were entered into, Merrill Lynch was the tax-equity provider for the Project and held an equity interest in Thermo. Prudential Life Insurance Company of America is the long-term debt provider and the administrative lender for the Project under the terms of a Credit Agreement. Deutsche Bank Trust Company Americas acts as the collateral agent and administrative agent.

Under the Amendments, the Final Completion Date, and therefore the date for completing the final 10-day performance test of the Project, was extended to February 16, 2010. The Amendments also modified the provisions in the Thermo Financing Agreements related to use of tax credits by Thermo and Merrill Lynch. These changes were made in order to allow Thermo to elect to apply for a grant (the "Grant") under Section 1603 of the ARRA rather than take production tax credits. The Section 1603 grant program allows qualified renewable energy projects to receive a cash grant in lieu of investment tax credits or production tax credits. Under the Amendments, upon receipt of Grant proceeds, approximately $3.8 million will be distributed to the Company for items listed in the Completion Plan. The remaining proceeds received from the Grant will be placed into an escrow account and paid out in the following order on or about February 16, 2010: (i) first Prudential will potentially receive a pre-payment, together with a pre-payment penalty, of its outstanding debt, depending on the performance of the Project at the time; (ii) Project escrow accounts will be funded as required by the Thermo Financing Agreements; (iii) Merrill Lynch will receive its Redemption Amount (as described below); (iv) Pratt & Whitney Power Systems will receive any amounts left owing to it as the turbine supplier for the Project; and (v) any remaining amounts will be placed in the Revenue Account and will ultimately flow through as a distribution to the Company.

As part of the Amendments, Thermo and Merrill Lynch entered into a Redemption Agreement by which Merrill Lynch's equity interest in Thermo will be redeemed. The redemption of Merrill Lynch's interest will be effective after the Grant application is filed. The amount paid to Merrill Lynch for the redemption (the "Redemption Amount") is variable depending on a number of factors. The Redemption Amount will vary between $17.5 million and $24.5 million. The only scenario under which the Redemption Amount will be $24.5 million, is if no Grant proceeds are received by February 16, 2010 and the Redemption Amount is not otherwise paid by the Company on or prior to February 23, 2010. If Grant proceeds of less than $30 million are received by February 16, 2010, the maximum Redemption Amount will be $22.5 million. If Grant proceeds of greater than or equal to $30 million are received by February 16, 2010, the maximum Redemption Amount will be $20 million. The Company can receive an additional $2.5 million discount to the Redemption Amount if the amount of the Company's outstanding convertible notes held by the current holders of the Notes is reduced by greater than 50% before February 16, 2010.

On December 4, 2009, the Limited Liability Company Agreement of Thermo was amended. The Company had incurred certain cost overruns as the EPC Contractor relating to the Thermo No. 1 project. The Company desired to transfer these costs overruns, through its subsidiary Internmountain Renewable Power ("IRP"), as additional capital contributions with respect to its intersts in Thermo. The estimated amount of the cost overruns to be transferred to Thermo is between $25 million and $28 million.

Thermo delivered a Note (the "Thermo Note") to Merrill Lynch, dated December 4, 2009, for the Redemption Amount. The Thermo Note is subject to payment out of Grant proceeds under the order of priority for payments described above. The Company provided Merrill Lynch with both a Guaranty of the Thermo Note and a separate note (the "Raser Note") to guaranty the payment in the event the escrowed funds are unavailable or insufficient to pay the Redemption Amount. If the Redemption Amount is not fully paid by the escrowed funds prior to February 16, 2010, Merrill Lynch will have no remaining claim against Thermo for any shortfall but will look only to the Raser Note to pay said shortfall. The Raser Note may be secured by certain assets currently securing Prudential's debt which are scheduled to be released from Prudential upon achieving Final Completion.

The foregoing description of the Amendments and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the actual Amendments, copies of which are filed as exhibits hereto and are hereby incorporated by reference.

Co-Development Agreement

On December 7, 2009, the Company entered into an agreement (the "Co-Development Agreement") with Evergreen Clean Energy, LLC, to finance the drilling of up to 100 megawatts of the Company's geothermal projects. Evergreen's funding obligations with respect to each site selected for development are subject to the satisfaction of a number of conditions, including satisfactory due diligence, the completion of certain milestones, the granting of a security interest, and the negotiation of definitive agreements relating to the financing of each project. The agreement also provides that Evergreen will receive warrants to purchase shares of the company's common stock in connection with the funding of each power plant project. The total amount of warrants to be issued will be dependent upon the amount of funding provided.

Under the terms of the Co-Development Agreement, the Company must meet the following development milestones before Evergreen will commit to fund a project: (i) acquire the development site through lease or purchase; (ii) provide a detailed third-party report on the geothermal resource; (iii) prepare a pro-forma projection for the proposed project; (iv) make substantial progress in the negotiation of power purchase agreements and construction financing arrangements; and (v) drill and test the first geothermal well for the project.

When the Company satisfies the milestones, Evergreen will have 20 business days to issue a development commitment and proceed with final documentation or decline the project. Once Evergreen issues a development commitment for a specific project, the Co-Development Agreement contemplates that the definitive documentation will contain the following key terms: (i) Evergreen will reimburse the Company for the costs of drilling the first well on the project; (ii) Evergreen will finance all future well-field drilling and testing activities up to a maximum amount, expected to be approximately $25 million for a typical project; (iii) Evergreen will receive an equity interest in the project, expected to be approximately 50% for a typical project; (iv) Evergreen will make a buy-in payment to the Company of $5 million per typical project; (v) after a project is operating commercially, Evergreen will receive a preferential distribution of cash flows from the project to repay its investment plus a rate of return of 15% and then the Company will receive distributions until it receives its return on investment; and (vi) once Evergreen's and the Company's target returns are achieved, project cash flows will be distributed in accordance with the respective ownership interests in the project.

Evergreen is a newly formed clean-energy fund in the process of raising capital for its first investments in renewable energy projects. Evergreen has informed the Company that it is in discussions with a number of institutional investors interested in making capital commitments to Evergreen. In connection with these discussions, the Company has provided significant diligence materials to Evergreen and Evergreen's potential investors relating to the Company's Thermo and Lightning Dock projects. The ability of Evergreen to perform its obligations and provide funding for one or more of the Company's projects under the Co-Development Agreement is dependent upon Evergreen's ability to obtain sufficient capital commitments from investors. Evergreen's efforts to raise the funds it is seeking are beyond the Company's control, and the Company cannot predict whether Evergreen will be able to successfully raise sufficient capital to fund one or more of the Company's projects. The foregoing description of the Co-Development Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Co-Development Agreement, a copy of which is filed as an exhibit hereto and is hereby incorporated by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit No.         Description
10.1       First Amendment to Account and Security Agreement dated December 4, 2009 between Thermo No. 1 BE-01, LLC and Deutsche Bank Trust Company Americas as Collateral Agent.
10.2       First Amendment to Equity Capital Contribution Agreement dated December 4, 2009 among Thermo No. 1 BE-01, LLC, Intermountain Renewable Power, LLC, and Merrill Lynch, Pierce, Fenner & Smith Inc.
10.3       First Amendment to Engineering, Procurement and Construction Agreement dated December 4, 2009 between Thermo No. 1 BE-01, LLC and Raser Technologies, Inc.
10.4       First Amendment to Limited Liability Company Agreement of Thermo No. 1 BE-01, LLC dated December 4, 2009.
10.5       Second Amendment to Limited Liability Company Agreement of Thermo No. 1 BE-01, LLC dated December 4, 2009.
10.6       Redemption Agreement dated December 4, 2009 among Thermo No. 1 BE-01, LLC, Intermountain Renewable Power, LLC, Raser Technologies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc.
10.7       Co-Development Agreement dated December 7, 2009 between Evergreen Clean Energy, LLC and Raser Technologies, LLC..
10.8       Promissory Note of Thermo No. 1 BE-01, LLC, dated December 4, 2009, for the benefit of Merrill Lynch, Pierce, Fenner & Smith
10.9       Promissory Note of Raser Technologies, Inc. effective February 16, 2010, for the benefit of Merrill Lynch, Pierce, Fenner & Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: December 11, 2009	By:	/s/ Richard D. Clayton
Richard D. Clayton
Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	First Amendment to Account and Security Agreement dated December 4, 2009 between Thermo No. 1 BE-01, LLC and Deutsche Bank Trust Company Americas as Collateral Agent.
EX-10.2	First Amendment to Equity Capital Contribution Agreement dated December 4, 2009 among Thermo No. 1 BE-01, LLC, Intermountain Renewable Power, LLC, and Merrill Lynch, Pierce, Fenner & Smith Inc.
EX-10.3	First Amendment to Engineering, Procurement and Construction Agreement dated December 4, 2009 between Thermo No. 1 BE-01, LLC and Raser Technologies, Inc.
EX-10.4	First Amendment to Limited Liability Company Agreement of Thermo No. 1 BE-01, LLC dated December 4, 2009.
EX-10.5	Second Amendment to Limited Liability Company Agreement of Thermo No. 1 BE-01, LLC dated December 4, 2009.
EX-10.6	Redemption Agreement dated December 4, 2009 among Thermo No. 1 BE-01, LLC, Intermountain Renewable Power, LLC, Raser Technologies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc.
EX-10.7	Co-Development Agreement dated December 7, 2009 between Evergreen Clean Energy, LLC and Raser Technologies, LLC..
EX-10.8	Promissory Note of Thermo No. 1 BE-01, LLC, dated December 4, 2009, for the benefit of Merrill Lynch, Pierce, Fenner & Smith
EX-10.9	Promissory Note of Raser Technologies, Inc. effective February 16, 2010, for the benefit of Merrill Lynch, Pierce, Fenner & Smith